UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 12, 2010

Leslie’s Poolmart, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-18741	95-4620298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3925 E. Broadway Road, Suite 100, Phoenix, Arizona	85040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (602) 366-3999

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 27, 2010, Leslie’s Poolmart, Inc. (the “Company”) announced that it had commenced a cash tender offer for any and all of its $163,800,000 aggregate outstanding principal amount of 7 3/4% Senior Notes due 2013 (the “Notes”) and a consent solicitation to amend the related Indenture (the “Indenture”) dated as of January 25, 2005 by and among the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”). The consent solicitation sought consents from holders of the Notes to effect amendments to the Indenture to remove substantially all of the restrictive covenants and certain events of default contained in the Indenture. The tender offer and consent solicitation were conducted pursuant to the terms of and subject to the conditions in the Offer to Purchase and Consent Solicitation Statement and the related Letter of Transmittal, each dated October 27, 2010.

The tender offer and consent solicitation expired at 11:59 p.m., New York City time, on November 29, 2010. On November 30, 2010, the Company accepted and purchased Notes in an aggregate principal amount of $155,862,000 pursuant to the terms of the tender offer. In connection with the tender offer and consent solicitation, with the consent of the holders of approximately 94.89% of the Notes, the Company entered into a First Supplemental Indenture dated as of November 12, 2010 by and among the Company and the Trustee (the “Supplemental Indenture”). The Supplemental Indenture became operative upon the Company’s acceptance and purchase of Notes in the tender offer and effected the amendments to the Indenture described above. The Company intends to redeem the Notes that remain outstanding pursuant to the terms of the Indenture, as amended by the Supplemental Indenture.

The foregoing description of the Supplemental Indenture is qualified in its entirety by reference to the complete terms and conditions of the Supplemental Indenture, a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	First Supplemental Indenture dated as of November 12, 2010 by and among Leslie’s Poolmart, Inc. and The Bank of New York Mellon Trust Company, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leslie’s Poolmart, Inc.
(Registrant)

Date	December 15, 2010

/S/ STEVEN L. ORTEGA
(Signature) Steven L. Ortega Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	First Supplemental Indenture dated as of November 12, 2010 by and among Leslie’s Poolmart, Inc. and The Bank of New York Mellon Trust Company, N.A. (filed herewith).